Exhibit 5.1

SIDLEY AUSTIN LLP	BEIJING	LOS ANGELES
787 SEVENTH AVENUE	BRUSSELS	NEW YORK
NEW YORK, NY 10019	CHICAGO	PALO ALTO
(212) 839 5300	DALLAS	SAN FRANCISCO
(212) 839 5599 FAX	FRANKFURT	SHANGHAI
	GENEVA	SINGAPORE
	HONG KONG	SYDNEY
	HOUSTON	TOKYO
	LONDON	WASHINGTON D.C.

FOUNDED 1866
March 12, 2012
Avon Products, Inc.
1345 Avenue of the Americas
New York, New York 10105-0196

Re:	Avon Products, Inc.
Registration Statement on Form S-3
Ladies and Gentlemen:
We are acting as counsel to Avon Products, Inc., a New York corporation (the “Company”), in connection with its filing on March 12, 2012 with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company of: (a) one or more series of debt securities (the “Debt Securities”), (b) shares of preferred stock of the Company, par value $1.00 per share (the “Preferred Stock”), (c) depositary shares representing an interest in a fractional share or multiple shares of preferred stock of the Company and evidenced by a depositary receipt (the “Depositary Shares”), (d) shares of common stock of the Company, par value $0.25 per share (the “Common Stock”), (e) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock (the “Warrants”), and (f) any combination of the foregoing. The Debt Securities will be issued pursuant to the Indenture, dated as of February 27, 2008, as supplemented by a First Supplemental Indenture, dated as of March 3, 2008, a Second Supplemental Indenture, dated as of March 3, 2008, a Third Supplemental Indenture, dated as of March 2, 2009, and a Fourth Supplemental Indenture, dated as of March 2, 2009, in each case between Avon Products, Inc. and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) (such Indenture as so supplemented and as it may be further supplemented from time to time, the “Indenture”). Any Debt Securities may be exchangeable for and/or convertible into shares of Common Stock or Preferred Stock or into other securities. Any of the Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock or into other securities. The Depositary Shares may be issued under one or more Deposit Agreements (each, a “Deposit Agreement”) by and between the Company and a bank or trust company selected by the Company and identified in the applicable Deposit Agreement as depositary agent (each, a “Depositary”). The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and a bank or trust company selected by the Company and identified in the applicable Warrant Agreement as warrant agent (each, a “Warrant Agent”). The Indenture, each Deposit Agreement and each Warrant Agreement are

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

herein collectively referred to as the “Agreements.” The Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants are herein collectively called the “Securities.” You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
We have examined a copy of the Registration Statement and such other instruments, documents and records which we deemed relevant and necessary for the basis of our opinions hereafter expressed. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination and the conformity with the original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission. We have also assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) (or any supplemental or successor system of the Commission), except for required EDGAR (or supplemental or successor system) formatting changes, to physical copies of the documents submitted for our examination. We have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.
In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization of the Agreements and authorization, issuance and sale of the Securities. For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be completed timely in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law.
Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:
(1) When the specific terms of any particular series of Debt Securities have been duly established in accordance with the Indenture and applicable law and authorized by all necessary corporate action of the Company (including, without limitation, by the adoption by the Board of Directors of the Company, or a Committee thereof, of resolutions duly authorizing the issuance and delivery of such Debt Securities), and when any such Debt Securities have been duly executed and issued by the Company, duly authenticated by the Trustee and duly delivered by or on behalf of the Company against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement(s) and by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(2) When a series of Preferred Stock has been duly established in accordance with the terms of the Company's certificate of incorporation, as amended (the “Restated Certificate of Incorporation”), and applicable law and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement(s) and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.
(3) When a Deposit Agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law, the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with the Deposit Agreement and authorized by all necessary corporate action of the Company, and the Depositary Shares have been duly executed, issued and delivered by the Depositary against payment therefor in accordance with the Deposit Agreement and in the manner contemplated by the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement(s) and by such corporate action (assuming the underlying Preferred Stock has been validly issued and deposited with the Depositary), such Depositary Shares will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
(4) When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor and in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement(s) and by such corporate action, such shares of Common Stock will be validly issued, fully paid and non-assessable.
(5) When a Warrant Agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law, the specific terms of a particular issuance of Warrants have been duly established in accordance with the Warrant Agreement and authorized by all necessary corporate action of the Company, and the Warrants have been duly executed, authenticated or countersigned, issued and delivered against payment therefor in accordance with the Warrant Agreement and in the manner contemplated by the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement(s) and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions above are limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. This letter is limited to the internal laws of the State of New York (which we have with your consent assumed will be chosen to govern the Agreements and the Securities). We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, application of the securities or blue sky laws of the various states to the sale of the Securities.

The opinions above are qualified by and are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.
With your consent, we have assumed that, at the time of the issuance, sale and delivery of each share of Common Stock, each share of Preferred Stock, each series of Debt Securities, each share of Depositary Shares and each issue of Warrants, as the case may be: (a) any Securities being offered will be issued and sold as contemplated in the Registration Statement and/or the applicable Prospectus Supplement(s), (b) the Company shall remain validly existing as a corporation in good standing under the laws of the State of New York; (c) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (d) each of the Debt Securities and the Agreements (collectively, the “Documents”) has been duly authorized, executed and delivered by the parties thereto; (e) the authorizations thereof will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (f) the Documents constitute legally valid and binding obligations of the parties thereto other than expressly covered above in respect of the Company, enforceable against each of them in accordance with their respective terms; and (g) the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) contravention of organizational documents, (iii) violations of statutes, rules, regulations or court or governmental orders, or (iv) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.
In connection with our opinions above, we note that, as of the date of this opinion letter, a judgment for money in an action based on Securities payable in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency in which a particular Security is payable into United States dollars will depend upon various factors, including which court renders the judgment. However, if a judgment for money in an action based on the Securities were entered by a New York court, such court would enter the judgment in the foreign currency.

We understand that this opinion letter is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the prospectus that forms part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP

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